Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K



INDEPENDENT AUDITORS' CONSENT

To the Board of Trustee and Shareholders of Money Market Trust:

We consent to the use in Post- Effective Amendment No. 45 to Registration Statement 811-2550 of Money Market Trust of our report dated September 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
September 27, 1999